Exhibit 99.1

THE NECESSITY RETAIL REIT CLOSES ON 10 PROPERTY, $220 MILLION TRANCHE OF PREVIOUSLY ANNOUNCED $1.3 BILLION OPEN-AIR SHOPPING CENTER ACQUISITION

54 Properties Acquired Year-to-Date for $768 Million Represent 58% of Previously Announced 81 Property Portfolio Acquisition

27 Remaining Properties Expected to Close Upon Completion of Loan Assumptions

NEW YORK – February 28, 2022 – The Necessity Retail REIT, Inc. (Nasdaq: RTL) (“RTL” or the “Company”) announced today that the Company, through its operating partnership, completed the acquisition of 10 open-air shopping centers for a total of $220.8 Million, excluding closing costs (the “Closing”). The Closing is the second tranche of acquisitions from the previously announced definitive agreement to acquire a portfolio of 79 Power, Anchored and Grocery Centers and two single tenant properties (the “Transaction”) from certain subsidiaries of CIM Real Estate Finance Trust, Inc. for $1.3 billion. To date, the Transaction is over 58% complete based on contract purchase price.

“With the acquisition of ten more open-air shopping centers we are quickly growing RTL’s open-air shopping center portfolio in order to maximize the accretive benefit these properties are expected to immediately have,” said Michael Weil, CEO of RTL. “Our expanded team has done a great job integrating these properties and the 44 properties we acquired earlier in February while preparing the remaining 27 properties to close upon the completion of loan assumptions. We look forward to completing the Transaction and solidifying the creation of a $5.2 billion REIT focused on necessity-based retail properties where America shops.”

About The Necessity Retail REIT Where America Shops

The Necessity Retail REIT (Nasdaq: RTL) is a publicly traded real estate investment trust listed on Nasdaq focused on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. Additional information about RTL can be found on its website at www.necessityretailreit.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “seek,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company’s tenants, the assets under contract to be acquired including their respective tenants and the global economy and financial markets and that any potential future acquisition of property is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022 and all other filings with the SEC after that date as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports including in particular the Company’s Current Report on Form 8-K dated December 20, 2021 and describing additional facts and risk factors relating to the transaction described in this release. In particular, the transactions described in this release are subject to closing conditions, including conditions that are outside of the Company’s control, and the transactions described in this release may not be completed on the contemplated terms, or at all, or they may be delayed. The Company may not be able to obtain financing to acquire the remaining properties. Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

ir@rtlreit.com

(866) 902-0063